                                                                    EXHIBIT 10.1
                                                                    ------------

                              EMPLOYMENT AGREEMENT
                              --------------------

          AGREEMENT, dated this 3rd day of May, 1999 (the "Agreement"), among J.
                                                           ---------
Crew Group, Inc., a New York corporation (the "Parent") and its operating
                                               ------
subsidiary J. Crew Operating Corp. (the "Employer"), with offices at 770
                                         --------
Broadway, New York, NY, and Mark Sarvary (the "Employee").
                                               --------

          1.  Employment, Duties and Agreements.
              ---------------------------------

          (a) The Employer hereby agrees to employ the Employee as its Chief Executive Officer and the Parent agrees to cause the Employee to be elected as a member of the Board of Directors of the Parent (the "Board") and the Employee
                                                     -----
hereby accepts such positions and agrees to serve the Employer and the Parent in such capacities during the employment period fixed by Section 3 hereof (the "Employment Period"). The Employee shall report to the Board and shall have
------------------
such duties and responsibilities as the Board may reasonably determine from time to time as are consistent with his position as chief executive officer. During the Employment Period, the Employee shall be subject to, and shall act in accordance with, all reasonable instructions and directions of the Board and all applicable policies and rules of the Employer.

          (b) During the Employment Period and as long as the Employer shall not be in default of a material obligation hereunder, excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee shall devote his full working time, energy and attention to the performance of his duties and responsibilities hereunder and shall faithfully and diligently endeavor to promote the business and best interests of the Employer.

          (c) During the Employment Period and so long as the Employer shall not be in default of a material obligation hereunder, the Employee may not, without the prior written consent of the Employer, operate, participate in the management, operations or control of, or act as an employee, officer, consultant, agent or representative of, any type of business or service (other than as an employee of the Employer), provided that it shall not be a violation of the foregoing for the Employee to (i) act or serve as a director, trustee or committee member of any civic or charitable organization, (ii) manage his personal, financial and legal affairs, and (iii) serve on the board of directors of one unrelated corporation that is not a Competitive Business (as defined in Section 8 hereof) so long as such activities (described in clauses (i), (ii) or
(iii)) do not interfere with the performance of his duties and responsibilities to the Employer as provided hereunder.

          2.  Compensation.
              ------------

          (a) As compensation for the agreements made by the Employee herein and the performance by the Employee of his obligations hereunder, during the Employment Period, the Employer shall pay the Employee, pursuant to the Employer's normal and customary payroll procedures, a base salary at the rate of $670,000 per annum, (the "Base Salary"). The Board shall review the Employee's
                          -----------
Base Salary each year and may increase the Base Salary but may not reduce Base Salary below $670,000 per annum.

          (b) In addition to the Base Salary, during the Employment Period the Employee shall have an opportunity to earn an annual bonus (the "Bonus") up to a
                                                                 -----
maximum of 100% of Base Salary
based on the achievement of annual performance objectives which shall be established and approved by the Board. Such bonus shall be paid no later than April 15 of the following year. The Bonus shall equal twenty-five percent (25%) of Base Salary if the "Threshold Performance Objectives" are achieved, fifty percent (50%) of Base Salary if the "Target Performance Objectives" are achieved and one-hundred percent (100%) of Base Salary if the "Stretch Performance Objectives" are achieved. In respect of the fiscal year beginning in 1999, the Bonus shall be at least $335,000 regardless of whether the performance objectives for such fiscal year are achieved.

          (c)  As soon as practicable after the Effective Date (as defined in
Section 3 below) but in no event later than ten (10) days after the Effective Date, the Employer will pay the Employee $1,000,000 (the "Signing Bonus"),
                                                          -------------
provided that the Employee will be required to immediately pay back a pro-rata portion of such Signing Bonus in the event he voluntarily terminates his employment hereunder (other than for Good Reason as defined in Section 3(d) hereof) prior to the second anniversary of the Effective Date, and to the extent the Employee fails to pay back any portion of the Signing Bonus as provided herein, the Employer shall have the right to offset any other payments provided hereunder or otherwise owed to the Employee in respect of such amount.

          (d) On or as soon as practicable after the Effective Date (as defined in Section 3 below), the Parent shall grant the Employee an option (the "Option") to purchase 272,000 shares of common stock of the Parent at an
 ------
exercise price of $10.00 per share [post stock split]. The Option shall be subject to and governed by the J. Crew Group, Inc. 1997 Stock Option Plan (the "Option Plan") (a copy of which has been provided to the Employee) and shall be
------------
evidenced by a stock option grant agreement as provided under the Option Plan. Twenty percent of the shares underlying the Option shall vest and become exercisable on each of the first through the fifth anniversaries of the Effective Date, provided that the Employee is still employed by the Employer on such anniversary. In the event the Company determines that the Option should be adjusted pursuant to Section 4.13 of the Option Plan, such adjustment shall apply equally to vested and unvested portions of the Option.

          (e)  In addition to the Options provided in Paragraph (d) of this
Section 2, the Parent shall grant the Employee an additional option (the "Additional Option") to purchase 68,000 shares of common stock of the Parent
------------------
[post-stock split] on the earlier of (i) the date of an initial public offering of the Parent's common stock (the "IPO") and (ii) the fifth anniversary of the
                                   ---
Effective Date, at an exercise price per share equal to the IPO price per share if clause (i) above applies, or Fair Market Value (as determined under the Option Plan) as of the fifth anniversary of the Effective Date if clause (ii) above applies, provided in either case that the Employee is still employed by the Employer on such date. Twenty-five percent of the shares underlying the Additional Option shall vest and become exercisable on each of the first through the fourth anniversaries of the date such Additional Option is granted to the Employee, provided the Employee is still employed with the Employer on such anniversary. The Additional Option shall be subject to and governed by the Option Plan and shall be evidenced by a stock option grant agreement as provided in the Option Plan.

          (f) All shares of common stock of the Parent acquired by the Employee pursuant to this Agreement or otherwise shall be subject to the Stockholders' Agreement attached to the Option Plan as Exhibit B. Notwithstanding the foregoing, prior to the existence of a Public Market (as defined in the Option
Plan), the Employee shall have the right to require the Employer to purchase shares of common stock of the Parent acquired by the Employee pursuant to the Option and held by the Employee for at least six months prior to the date of such purchase at a per share price equal to the Fair Market Value per share (as determined under the Option Plan) as of the date of purchase, provided that (i) the Employee shall exercise this right only once, (ii) the maximum purchase price for the shares shall not exceed one hundred forty percent (140%) of the principal amount owed to the Employer by the Employee as of the date of the purchase pursuant to the loan described in Paragraph (g) of this Section 2 plus the amount that the Employee paid for the shares being purchased by the Employer and (iii) the Employee shall use the proceeds from such sale to immediately repay the loan described in Paragraph (g) of this Section 2.

          (g) The Employer hereby agrees to provide the Employee with an interest free loan of $1,000,000 for the purpose of purchasing a primary residence in the New York metropolitan area, provided that such loan shall be secured by a second mortgage on such primary residence, and provided further that such loan, when added to the amount of any first mortgage loan on such primary residence, shall not exceed ninety percent of the appraised fair market value of such primary residence. Appraised fair market value shall be determined by an independent real estate appraiser as requested by the Employer, including the appraiser used by the first mortgage holder. The Employee shall repay the principal amount of such loan to the Employer as follows: (i) four installments of $50,000 each payable on or around April 15 2000, 2001, 2002 and 2003, which amounts may be deducted from the Employee's Bonus for each such year, and (ii) the remaining $800,000 principal amount on the fifth anniversary of the Effective Date, provided that the entire principal amount of the loan outstanding shall be payable in full to the Employer within ninety days after the date the Employee's employment terminates hereunder for any reason. The Employee shall have the right to repay the principal amount of the loan or any portion thereof prior to its due date without penalty. The Employer shall have the absolute right to reduce or otherwise offset any amounts due or payable to the Employee in order to satisfy the Employee's obligations under the loan at any time after the earlier of the date the Employee's employment hereunder terminates or the fifth anniversary of the Effective Date. The loan shall be evidenced by a loan agreement, mortgage and other appropriate documentation as may be reasonably required by the Employer.

          (h) During the Employment Period, the Employee shall be entitled to the following benefits and perquisites:

               (i) reimbursement for the cost of Cobra coverage under the Employee's former employer's health plans until the Employee and his family is entitled to coverage under the Employer's medical and dental benefit plans;

               (ii) a car service for all commuting and while traveling on business;

               (iii) reimbursement of club fees and dues not to exceed $40,000 in the first year of this Agreement, and $10,000 in each year thereafter, unless a greater amount is specifically authorized by the Employer;

               (iv) six (6) sick days in each calendar year, provided the Employee shall not be permitted to carry over sick days from year to year; and

               (v) one personal day for fiscal year beginning in 1999, and three personal days in each fiscal year thereafter, provided the Employee shall not be permitted to carry over personal days from year to year;

               (vi) life insurance on the life of the Employee equal to two times Base Salary.

          (i) During the Employment Period: (i) except as specifically provided herein, the Employee shall be entitled to participate in all savings and retirement plans, practices, policies and programs of the Employer which are made available generally to other executive officers of the Employer and (ii) except as specifically provided herein, the Employee and/or the Employee's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Employer which are made available generally to other executive officers of the Employer (for the avoidance of doubt, such plans, practices, policies or programs shall not include any plan, practice, policy or program which provides benefits in the nature of severance or continuation pay).

          (j) During the Employment Period, the Employee shall be entitled to paid vacation of at least three weeks per year. The Employee shall not be permitted to carry forward vacation time from year to year.

          (k) With respect to the Employee's relocation to the New York area, the Employer will provide the following payments or reimbursements of expenses:

               (i) the Employer will reimburse the Employee for temporary living quarters in the New York area for the Employee until June 30, 1999 and, temporary housing in the New York area for the Employee and his family until the Employee obtains a permanent residence in the New York area, but no later than September 30, 1999;

               (ii) the Employer will reimburse the Employee for the cost of round-trip airfare between New York and Cleveland no more than once each week until June 30, 1999; and

               (ii) the Employer will reimburse the Employee for the reasonable costs incurred by the Employee with respect to the sale of his primary residence and with respect to his moving to the New York metropolitan area, including the cost of up to three trips to New York with his family in order to locate a primary residence in the New York area and all closing costs (including up to a maximum of three percent of the first mortgage in respect of mortgage points) incurred in respect of the purchase of such primary residence.

          (l) The Employer shall promptly reimburse the Employee for all reasonable business expenses upon the presentation of statements of such expenses in accordance with the Employer's policies and procedures now in force or as such policies and procedures may be modified with respect to all senior executive officers of the Employer.

          3.  Employment Period.
              -----------------

          The Employment Period shall commence on May 10, 1999 (the "Effective
                                                                     ---------
Date") and shall terminate on the day preceding the fifth anniversary of the
----
Effective Date (the "Scheduled Termination Date").  Notwithstanding the
                     --------------------------
foregoing, the Employee's employment hereunder may be terminated during the Employment Period prior to the Scheduled Termination Date upon the earliest to occur of the following events (at which time the Employment Period shall be terminated):

          (a) Death. The Employee's employment hereunder shall terminate upon his death.

          (b) Disability. The Employer shall be entitled to terminate the Employee's employment hereunder for "Disability" if, as a result of the
                                     ----------
Employee's incapacity due to physical or mental illness or injury, the Employee shall have been unable to perform his duties hereunder for a period of ninety
(90) consecutive working days, and within thirty (30) days after Notice of Termination (as defined in Section 4 below) for Disability is given following such 90-day period the Employee shall not have returned to the performance of his duties on a full-time basis.

          (c) Cause. The Employer may terminate the Employee's employment hereunder for Cause. For purposes of this Agreement, the term "Cause" shall
                                                                -----
mean: (i) a material violation by the Employee of Sections 1(c), 7, 8, 9, 10 and 11 of this Agreement; (ii) the failure by the Employee to reasonably and substantially perform his duties hereunder (other than as a result of physical or mental illness or injury), after the Employer delivers to the Employee a written demand for reasonable and substantial performance that specifically identifies the manner in which the Employer believes that the Employee has not reasonably and substantially performed the Employee's duties and provides the Employee fifteen (15) days to cure such non-performance; (iii) the Employee's willful misconduct or gross negligence which is materially injurious to the Employer; or (iv) the indictment of the Employee for a felony or other serious crime involving moral turpitude. If, subsequent to the Employee's termination of employment hereunder for other than Cause, it is determined in good faith by the Board that the Employee's employment could have been terminated for Cause under clause (iv) of this Section 3(c), the Employee's employment shall, at the election of the Board, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred. All actions taken by the Employer under this Section 3(c) shall be taken by action or at the direction of the Board or the Executive Committee of the Board.

          (d) Without Cause; for Good Reason. The Employer may terminate the Employee's employment hereunder during the Employment Period without Cause, and the Employee may terminate his employment hereunder during the Employment Period for Good Reason. For purposes of this Agreement, the term "Good Reason" shall
                                                            -----------
mean: (i) a material change in the title or reporting relationship of the Employee as the chief executive officer of the Employer, (ii) the assignment of duties or responsibilities that constitute a material diminution of authority of the Employee or are materially inconsistent with the role of the Employee as the chief executive officer of the Employer, (iii) a material breach of Section 2 or
Section 11(c) or (d) of this Agreement by the Employer or the Parent, provided that in each of clause (i), (ii) and (iii) the Employee serves notice on the Employer specifically identifying the conduct that the Employee believes constitutes Good Reason and gives the Employer fifteen (15) days to cure such conduct or (iv) a relocation of the primary office of the Employee from the New York City metropolitan area, and in each of clause (i), (ii), (iii) or (iv), without the prior consent of the Employee.

          (e) Voluntarily. The Employee may voluntarily terminate his employment hereunder, provided that the Employee provides the Employer with notice of his intent to terminate his employment at least three months in advance of the Date of Termination (as defined in Section 4 below).

          4.  Termination Procedure.
              ---------------------

          (a) Notice of Termination. Any termination of the Employee's employment by the Employer or by the Employee during the Employment Period (other than termination pursuant to Section 3(a)) shall be communicated by written "Notice of Termination" to the other party hereto in accordance with
         ---------------------
Section 12(a). For purposes of this Agreement, a Notice of Termination shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall attach any prior notices required under Section 3 hereof.

          (b)  Date of Termination.  "Date of Termination" shall mean (i) if the
                                      -------------------
Employee's employment is terminated by his death, the date of his death, (ii) if the Employee's employment is terminated pursuant to Section 3(b), thirty (30) days after Notice of Termination, (iii) if the Employee voluntarily terminates his employment, the date specified in the notice given pursuant to Section 3(e) herein which shall not be less than three months after the Notice of Termination and (iv) if the Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within thirty (30) days, or any alternative time period agreed upon by the parties, after the giving of such notice) set forth in such Notice of Termination.


          5.  Termination Payments.
              --------------------

          (a) Without Cause or For Good Reason. In the event of the termination of the Employee's employment during the Employment Period by the Employer without Cause or by the Employee for Good Reason, in addition to the Employee's accrued but unused vacation and Base Salary through the Date of Termination (to the extent not theretofore paid) the Employee shall be entitled to (i) any Bonus earned by the Employee in respect of the fiscal year ending before the Date of Termination and (ii) a lump-sum payment payable within ten
(10) days after the Date of Termination equal to two (2) times the Employee's then current Base Salary, provided that the payments provided in clauses (i) and
(ii) hereof are subject to and conditioned upon the Employee executing a valid general release and waiver (in the form reasonably acceptable to the Employer), waiving all claims the Employee may have against the Employer, its successors, assigns, affiliates, employees, officers and directors, and the Employer representing that to the best of its knowledge it is unaware of any claims it may have against the Employee. Except as provided in this Section 5(a), the Employer shall have no additional obligations under this Agreement.

          (b) Cause, Disability, Death or Voluntarily. If the Employee's employment is terminated during the Employment Period by (i) the Employer for Cause, (ii) voluntarily by the Employee, or (iii) as a result of the Employee's death or Disability, the Employer shall pay the Employee or the Employer's estate, as the case may be, within thirty (30) days following the Date of Termination the Employee's accrued but unused vacation and his Base Salary through the Date of Termination (to the extent not theretofore paid). Except as provided in this Section 5(b), the Employer shall have no additional obligations under this Agreement.

          6.  Legal Fees.
              -----------

          (a) In the event of any contest or dispute between the Employer and the Employee with respect to this Agreement or the Employee's employment hereunder, each of the parties shall be responsible for their respective legal fees and expenses.

          (b) The Employer shall reimburse the Employee for reasonable attorneys' fees and expenses incurred in connection with the preparation of this Agreement not to exceed $7,500.


          7.  Non-Solicitation.
              ----------------

          During the Employment Period and for a period of two years following the Date of Termination, the Employee hereby agrees not to, directly or indirectly, solicit or assist any other person or entity in soliciting any employee of the Parent, the Employer or any of their subsidiaries (other than subsidiaries that are not Competitive Businesses as defined below) to perform services for any entity (other than the Parent, the Employer or their subsidiaries), or attempt to induce any such employee to leave the employ of the Parent, the Employer or their subsidiaries.

          8.  Non-Compete.
              -----------

          The Employee hereby agrees that, during the Employment Period and for a one-year period thereafter, the Employee (i) shall not engage (either as owner, investor, partner, employer, employee, consultant or director) in or otherwise perform services for any "Competitive Business" which operates within a 100 mile radius of the location of any store of the Employer or its affiliates or in the same area as the Employer directs its mail order operations or any other area in which the Employer or any of its subsidiaries conducts business or in which the Employer or any of its subsidiaries' customers are located as of the Date of Termination, provided that the foregoing restriction shall not prohibit the Employee from owning a passive investment of not more than 5% of the total outstanding securities of any publicly-traded company and shall not prohibit the Employee from performing services for an entity that engages in Competitive Business as well as other non-competitive businesses if the Employee's services are solely related to such entity's non-competitive businesses and (ii) shall not solicit or cause another to solicit any customers or suppliers of the Employer or any of its subsidiaries to terminate or otherwise adversely modify their relationship with the Employer or any such subsidiary. The term "Competitive Business" means the retail, mail order and
                       --------------------
internet apparel and accessories business and any other business of the Employer or its affiliates on the Date of Termination.

          9.  Confidentiality; Non-Disclosure; Non-Disparagement.
              --------------------------------------------------

          (a) The Employee hereby agrees that, during the Employment Period and thereafter, he will hold in strict confidence any proprietary or Confidential Information related to the Employer and its affiliates. For purposes of this Agreement, the term "Confidential Information" shall mean all information of the Employer or any of its affiliates (in whatever form) which is not generally known to the public, including without limitation any inventions, processes, methods of distribution, customer lists or customers' or trade secrets.

          (b) The Employee hereby agrees that, upon the termination of the Employment Period, he shall not take, without the prior written consent of the Employer, any drawing, blueprint, specification or other document (in whatever form) of the Employer or its affiliates, which is of a confidential nature relating to the Employer or its affiliates, or, without limitation, relating to its or their methods of distribution, or any description of any formulas or secret processes and will return any such information (in whatever form) then in his possession.

          (c) Public Announcements. In the Event the Employee's employment hereunder is terminated pursuant to Section 3(d) or 3(e) hereof, the Employee and the Employer shall mutually agree on the time, method and content of any public announcement regarding the Employee's termination of employment hereunder and neither the Employee nor the Employer shall make any public statements which are inconsistent with the information mutually agreed upon by the Employer and the Employee and the parties hereto shall cooperate with each other in refuting any public statements made by other persons, which are inconsistent with the information mutually agreed upon between the Employee and Employer as described above.

          (d) The Employee hereby agrees not to defame or disparage the Employer, its affiliates and their officers, directors, members or employees, and the Employer hereby agrees that it shall not disparage or defame the Employee through any official statement of the Employer, provided that, in the event the Employee's employment is terminated for Cause, the Employer shall be permitted, in its discretion, to disclose the facts and circumstances surrounding such termination. The Employee hereby agrees to cooperate with the Employer in refuting any defamatory or disparaging remarks by any third party made in respect of the Employer or its affiliates or their directors, members, officers or employees.

          10.  Injunctive Relief.
               -----------------

          It is impossible to measure in money the damages that will accrue to the Employer in the event that the Employee breaches any of the restrictive covenants provided in Sections 7, 8 and 9 hereof. In the event that the Employee breaches any such restrictive covenant, the Employer shall be entitled to an injunction restraining the Employee from violating such restrictive covenant. If the Employer shall institute any action or proceeding to enforce any such restrictive covenant, the Employee hereby waives the claim or defense that the Employer has an adequate remedy at law and agrees not to assert in any such action or proceeding the claim or defense that the Employer has an adequate remedy at law. The foregoing shall not prejudice the Employer's right to require the Employee to account for and pay over to the Employer, and the Employee hereby agrees to account for and pay over, the compensation, profits, monies, accruals or other benefits derived or received by the Employee as a result of any transaction constituting a breach of any of the restrictive covenants provided in Sections 7, 8 and 9 hereof.

          11.  Representations.
               ---------------

          (a) The parties hereto hereby represent that they each have the authority to enter into this Agreement, and the Employee hereby represents to the Employer that the execution of, and performance of duties under, this Agreement shall not constitute a breach of or otherwise violate any other agreement to which the Employee is a party.

          (b) The Employee hereby represents to the Employer that he will not utilize or disclose any confidential information obtained by the Employee in connection with his former employment with respect to this duties and responsibilities hereunder.

          (c) The Employer hereby represents that the Employer's financial statements for the fiscal year ended January 31, 1999 have been prepared in accordance with U.S. Generally Accepted Accounting Principles and such financial statements are complete in all material respects.

          (d) The Employer hereby represents that, as of the Effective Date, the number of shares underlying the Option represents approximately two percent (2%) of the total outstanding shares of common stock of the Parent on a fully diluted basis.

          12.  Miscellaneous.
               -------------

          (a) Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows (or if it is sent through any other method agreed upon by the parties):

          If to the Employer:

          J. Crew Group, Inc.
          770 Broadway, Fourth Floor
          New York, New York 10003

          Attention: Board of Directors and Secretary with a copy to:

          Paul Shim, Esq.
          Cleary, Gottlieb, Steen & Hamilton
          One Liberty Plaza
          New York, NY  10006

          If to the Employee:

          Mr. Mark Sarvary
          240 Grey Fox Run
          Chagrin Falls, Ohio 44022

          with a copy to:

          Stanford J. Goldblatt, Esq.
          Winston & Strawn
          35 West Wacker Drive
          Chicago, Illinois 60601-9703

or to such other address as any party hereto may designate by notice to the others, and shall be deemed to have been given upon receipt.

          (b) This Agreement shall constitute the entire agreement among the parties hereto with respect to the Employee's employment hereunder, and supersedes and is in full substitution for any and all prior understandings or agreements with respect to the Employee's employment (it being understood that any stock options granted to the Employee shall be governed by the Option Plan and related stock option grant agreement and that all shares of Common Stock acquired by the Employee will be subject to the Stockholders' Agreement.)

          (c) This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of any party hereto at any time to require the performance by any other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by any party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

          (d) The parties hereto acknowledge and agree that each party has reviewed and negotiated the terms and provisions of this Agreement and has had the opportunity to contribute to its revision. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor or against either party.

          (e) (i) This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, assigns, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Employee.

          (ii) The Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer to assume this Agreement in the same manner and to the same extent that the Employer would have been required to perform it if no such succession had taken place. As used in the Agreement, "the Employer" shall mean both the Employer as defined above and any such successor that assumes this Agreement, by operation of law or otherwise.

          (f) Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by Employer shall be implied by Employer's forbearance or failure to take action.

          (g) The Employer may withhold from any amounts payable to the Employee hereunder all federal, state, city or other taxes that the Employer may reasonably determine are required to be withheld pursuant to any applicable law or regulation, (it being understood, that the Employee shall be responsible for payment of all taxes in respect of the payments and benefits provided herein).

          (h) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its principles of conflicts of law. The parties hereto hereby agree that any dispute, claim or cause of action related to this Agreement or the Employee's employment hereunder shall be commenced in the Federal District Courts located in the Southern District of New York or the New York State courts located in New York county and the parties hereby submit to the exclusive jurisdiction of such courts and waive any claim of forum non conveniens.

          (i) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          (j) The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   J. CREW GROUP, INC.

                                   ____________________
                                   Name:
                                   Title:

                                   J. CREW OPERATING CORP.

                                   ___________________
                                   Name:
                                   Title:

                                   _____________________
                                   Mark Sarvary